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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)


          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                               THE SCOTTS COMPANY
             (Exact name of registrant as specified in its charter)


               Ohio                                      31-1414921
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


14111 Scottslawn Road, Marysville, Ohio                                43041
(Address of principal executive offices)                             (ZIP Code)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                 NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS REGISTERED                      EACH CLASS IS REGISTERED
------------------------------                   ------------------------------
     Common Shares,                                 New York Stock Exchange
     without par value

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

  Securities Act registration statement file number to which this form relates:

                                 Not Applicable

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


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         ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The common shares, without par value, of The Scotts Company (the "Registrant") are described in the section captioned "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (Registration No. 333-98239), originally filed with the Securities and Exchange Commission (the "SEC") on August 16, 2002 and supplemented by the Prospectus Supplement (Registration No. 333-98239) filed by the Registrant with the SEC on September 13, 2002. That description is incorporated herein by reference.

         ITEM 2. EXHIBITS.


EXHIBIT NO.       DESCRIPTION
-----------       -----------

    1 Certificate of Amendment by Directors of The Scotts Company reflecting adoption of Restated Articles of Incorporation attached thereto, as filed with Ohio Secretary of State on January 29, 2001 (incorporated herein by reference to Exhibit 3(a)(2) to the Quarterly Report on Form 10-Q of The Scotts Company for the fiscal quarter ended December 30, 2000 (File No. 1-13292))

    2 Code of Regulations of The Scotts Company (reflecting amendments through January 18, 2001) [for SEC reporting compliance purposes only] (incorporated herein by reference to Exhibit 3(b)(2) to the Quarterly Report on Form 10-Q of The Scotts Company for the fiscal quarter ended December 30, 2000 (File No. 1-13292))




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.


                                         THE SCOTTS COMPANY


                                         By: /s/ James Hagedorn
                                             -----------------------------------
                                             James Hagedorn
                                             Chairman of the Board, President
                                             and Chief Executive Officer



Date: April 3, 2003



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